Exhibit 99.1

Lydall, Inc. One Colonial Road Manchester, CT 06042-2307	Telephone 860-646-1233 Facsimile 860-646-4917 www.lydall.com

Lydall Acquires Texel, a Leader in Innovative Technical Materials

- Strengthens Lydall’s position as an industry leader in engineered materials

- Further diversifies Lydall into attractive adjacent markets with a leading brand

- Provides opportunity to leverage existing manufacturing capabilities and expertise

MANCHESTER, CT - July 08, 2016 - Lydall, Inc. (“Lydall” or the “Company”) (NYSE: LDL), today announced that it has acquired Texel, a division of ADS, Inc., for approximately $96 million in cash. The transaction strengthens Lydall’s position as an industry-leading, global provider of filtration and engineered materials and expands the Company’s end markets into attractive adjacencies.

Texel is a leading producer of non-woven needle punch materials serving the geosynthetic, liquid filtration, and other industrial segments. The acquired business consists of three manufacturing operations and one distribution center located within the province of Quebec, Canada and has approximately 300 employees.

For Texel’s fiscal year ended January 31, 2016, revenue was approximately $72 million and adjusted EBITDA was approximately $12 million. The business is expected to be fully integrated by 2018, and Lydall expects to leverage its operating discipline, business efficiencies, and economies of scale to generate estimated annual cost savings of approximately $2 million. These savings are not contingent upon anticipated revenue growth of approximately 5 percent per annum.

The acquisition is expected to be accretive to Lydall’s earnings, net of the effect of purchase accounting, and accretive to cash flow from operating activities within 12 months. Lydall’s financial results for the Second Quarter 2016 will include less than $2 million of expenses related to strategic initiatives, and it is estimated that approximately $1 million of additional non-recurring transaction and integration expenses related to the acquisition will be incurred over the second half of 2016.

The acquisition will be included in Lydall’s Industrial Filtration operating segment which will be renamed Technical Nonwovens. Each respective business will continue to approach the market and customers as they have prior to the combination given their respective strong brand recognition in the markets they serve.

The acquisition was financed through a combination of cash on hand and $85 million of borrowings from the Company’s amended revolving credit facility, which was increased to $175 million. The amended facility provides additional capacity to support organic growth programs, fund capital investments and continue pursuits of attractive acquisitions that will drive profitable growth.

Dale Barnhart, Lydall’s President and Chief Executive Officer, stated, “The acquisition of Texel is highly complementary as it diversifies our filtration and engineered materials business into attractive adjacent markets while leveraging our existing manufacturing capabilities and know-how. Texel has a proven culture of innovation and development, and we are excited for their employees to join the Lydall family. Furthermore, the acquisition provides an important step toward our 2018 long-term vision for profitable growth and establishes Lydall as one of the world’s largest providers of non-woven materials.” Barnhart added, “As a result of the 2014 purchase of our Industrial Filtration business, we have gained valuable experience and confidence in acquiring and integrating a business. That integration was completed successfully and we expect the same level of success for this acquisition. We will apply Lydall Lean Six Sigma principles to the acquired business and expect to enhance margin and working capital performance.”

Guy Drouin, Chief Executive Officer of ADS, commented, “I am very excited for Texel to become a part of Lydall. Both Texel’s and Lydall’s commitment to upholding the highest standards of commercial and technical integrity, innovation, and quality makes our respective businesses the perfect fit. Our culture, rooted in customer service and innovation, will fold seamlessly into Lydall. I wish Lydall and all of the employees of the combined business every success.”

Conference Call and Webcast

Lydall will host a conference call on July 08, 2016 at 11:00 a.m. ET to discuss this announcement. Pre-registration for this call, as well as a live webcast can be found at the Company’s website www.lydall.com under the Investor Relations’ Section. The call may be accessed at (888) 338-7142, from within the U.S., (855) 669-9657 from within Canada, or (412) 902-4181, internationally. A recording of the call will be available from 1:00 p.m. ET on July 08, 2016 through 11:59 pm ET on July 15, 2016 at (877) 344-7529 from within the U.S., (855) 669-9658 from within Canada, or (412) 317-0088, passcode 10089199. Also, additional information, including a presentation supporting the conference call, can be found on the Company's website www.lydall.com under the Investor Relations' Section.

About Lydall

Lydall, Inc. (NYSE: LDL) is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, please visit http://www.lydall.com is a registered trademark of Lydall, Inc. in the U.S. and other countries.

Cautionary Note Concerning Factors That May Affect Future Results

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements related to the expected benefits of the Texel acquisition, anticipated revenue growth, estimated annual cost savings, expectations of the acquisition being accretive to Lydall’s earnings and cash flow from operating activities, and the estimated impact of strategic initiatives expenses on Lydall’s consolidated results in the second quarter of 2016 and estimated transaction and integration expenses during the second half of 2016, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic cycles that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the integration of the Texel acquisition, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, foreign currency volatility, swings in consumer confidence and spending, unstable economic growth, raw material pricing and supply issues, fluctuations in unemployment rates, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations, including violations of German anti-trust laws by employees in our German operation that could have a negative impact on the Company’s results of operations and financial condition. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part II, Item 1A - Risk Factors of Lydall’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2015.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

# # #

For further information: David D. Glenn Vice President, Corporate Development and Investor Relations Telephone 860-646-1233 info@lydall.com www.lydall.com

3